As filed with the U.S. Securities and Exchange Commission on January 14, 2021

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EDIFY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3274503
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

888 7th Avenue, Floor 29

New York, NY 10106

(212) 603-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Ma

888 7th Avenue, Floor 29

New York, NY 10106

(212) 603-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	Joel L. Rubinstein Elliott M. Smith Jessica Y. Chen White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200 212) 354-8113— Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-251775

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security being registered	Amount Being Registered		Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant (2)	4,600,000	Units	$10.00	$46,000,000	$5,018.60
Shares of Class A common stock included as part of the units (3)	4,600,000	Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	2,300,000	Warrants	—	—	—	(4)
Total				$46,000,000	$5,018.60	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes 600,000 units, consisting of 600,000 shares of Class A common stock and 300,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-251775), which was declared effective by the U.S. Securities and Exchange Commission on January 14, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $46,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

This registration statement on Form S-1 is being filed with respect to the registration of 4,600,000 additional units of Edify Acquisition Corp., a Delaware corporation (the “Registrant”), each unit consisting of one share of Class A common stock and one-half of one redeemable warrant, pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, including 600,000 units that may be purchased by the underwriters to cover over-allotments, if any. The Registrant hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1 (Registration No. 333- 251775), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on January 14, 2021 (the “Prior Registration Statement”). This registration statement is being filed solely to increase the number of units being offered in the public offering. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable, (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 15, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333- 251775), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Loeb & Loeb LLP.
23.1	Consent of WithumSmith+Brown, PC
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 14th day of January, 2021.

EDIFY ACQUISITION CORP.

By:	/s/ Peter Ma
Name:	Peter Ma
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Peter Ma	Chief Executive Officer	January 14, 2021
Peter Ma	(Principal executive officer)

/s/ Morris Beyda	Chief Financial Officer	January 14, 2021
Morris Beyda	(Principal financial and accounting officer)

/s/ Susan Wolford	Director	January 14, 2021
Susan Wolford

/s/ Jason Beckman	Director	January 14, 2021
Jason Beckman

/s/Jason Colodne	Director	January 14, 2021
Jason Colodne

/s/ Ronald H. Schlosser	Director	January 14, 2021
Ronald H. Schlosser

/s/ Rosamund Else-Mitchell	Director	January 14, 2021
Rosamund Else-Mitchell